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                                                                    EXHIBIT 23.2

                                               [ARTHUR ANDERSEN LETTERHEAD]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 11, 2000 on the financial statements of ITC/\DeltaCom, Inc. and Subsidiaries and the related financial statement schedule included in ITC/\DeltaCom, Inc.'s Form 10-K for the year ended December 31, 1999, and to all references to our firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia

April 25, 2000